                                                                   Exhibit 10.6

                            RETENTION TRUST AGREEMENT


(a) This Agreement made this 13th day of May, 1998 by and between RJR Nabisco, Inc. ("RJRN") and Wachovia Bank, N.A. ("Trustee");

(b) Whereas the Boards of Directors of RJRN and RJR Nabisco Holdings Corp. (the "Board") have determined that it is desirable and appropriate for RJRN to establish and maintain a program to retain certain key personnel of RJRN and certain of its subsidiaries;

(c) WHEREAS, in furtherance of the foregoing, the Board has authorized RJRN to establish a trust (hereinafter called "Trust") and to contribute to the Trust assets that shall be held therein, until paid to employees of RJRN, R.J. Reynolds Tobacco Company ("RJR") and/or their subsidiaries in such manner and at such times as specified in Appendix A (such payments, the "Payments" and such employees (or the personal representatives of their estates), the "Trust beneficiaries");

(d) WHEREAS, it is the intention of RJRN to make contributions to the Trust to provide a source of funds from which the Payments will be made;

NOW, THEREFORE, the parties do hereby establish the Trust and agree that the Trust shall be comprised, held and disposed of as follows:


Section 1.        Establishment of Trust.

(a) RJRN hereby deposits with Trustee in trust one-hundred dollars and zero cents ($100.00), which shall become the principal of the Trust to be held, administered and disposed of by Trustee as provided in this Trust Agreement.

(b)      The Trust hereby established by RJRN is irrevocable.

(c) The principal of the Trust and any earnings thereon shall be used exclusively for the Payments as herein provided and for the payment of such other amounts as are expressly provided herein.

(d) RJRN and any of its parent or subsidiaries, in its or their sole discretion, may at any time, or from time to time, make additional deposits of cash or other property acceptable to Trustee in the Trust to augment the principal to be held, administered and disposed of by Trustee as provided in this Trust Agreement. Neither Trustee nor any Trust beneficiary shall have any right to compel additional deposits.

Section 2.        Payments from the Trust.

         (a)      Payments to Trust Beneficiaries.

                  (1) Attached hereto as Appendix B is a schedule (the "Payment Schedule") that indicates the amounts payable as Payments in respect of each Trust beneficiary, that provides a formula or other instructions acceptable to Trustee for determining the amounts so payable, the form in which such amount is to be paid, and the time of Payment. As and to the extent indicated in Appendix A, RJRN may deliver to Trustee updated Payment Schedules from time to time. Except as otherwise provided herein, Trustee shall make Payments to the Trust beneficiaries in accordance with the most recently dated Payment
                           Schedule in the possession of Trustee. Trustee shall be entitled to rely conclusively upon such Payment Schedule. Based on information provided to Trustee by RJRN, RJR or a subsidiary, as appropriate, Trustee shall make provision for the reporting and withholding of any federal, state or local taxes that may be required to be withheld with respect to the Payments and shall pay amounts withheld to the appropriate taxing authorities or determine that such amounts have been reported, withheld and paid by RJRN, RJR or any of their subsidiaries. Notwithstanding any other provisions, Trustee may deliver to RJRN, RJR or any of its subsidiaries the amount of any federal, state or local tax withholding for payment directly to the taxing authorities.

                                    (2) RJRN shall make the initial
                           determination of Payments due to Trust beneficiaries; provided, however, following this initial determination, a Trust beneficiary may make application to Trustee for an independent decision as to the entitlement of the Trust beneficiary to a Payment (including, but not limited to the amount, form or timing of such a Payment). In the event of such an application, Trustee shall, in each such case, reach its own independent determination, in its absolute and sole discretion, as to the Trust beneficiary's entitlement to a Payment hereunder. In making its determination, Trustee may consult with and make such inquiries of such persons, including the Trust beneficiary, RJRN, RJR, legal counsel or other experts, as Trustee may reasonably deem necessary. Any reasonable costs incurred by Trustee in arriving at its determination shall be reimbursed by RJRN and, to the extent not paid by RJRN within a reasonable time, shall be charged to the Trust. RJRN waives any right to contest any amount paid over by Trustee hereunder pursuant to a determination made by Trustee, notwithstanding any claim by or on behalf of RJRN or RJR that such Payment should not be made.

                                    (3) Trustee agrees that it will not itself
                           institute any action at law or at equity, whether in the nature of an accounting, interpleading action, request for a declaratory judgment or otherwise, requesting a court or administrative or quasi-judicial body to make the determination required to be made by Trustee under this Section 2 in the place and stead of Trustee.

                  (b) Payments to RJRN. On an annual basis, or more frequently if required, RJRN shall be entitled to receive, and the Trustee is directed to pay, such amounts out of principal as shall be required to discharge RJRN's tax liability (whether federal, state or otherwise) in respect of the ordinary income of, and gains realized by, the Trust which are taxable to RJRN, if any, and the Trustee shall be entitled to rely on a certification by RJRN of the amount of such taxes, if any. Trustee shall provide the necessary tax information and accounting to RJRN in support of the determination of taxable ordinary income or taxable gains.

                  (c) No Reversion. Except as provided in Section 2(a)(i) and 2(b), neither RJRN nor any of its parent or subsidiaries shall have any power to direct Trustee to return or pay to any of them any of the Trust assets nor (except as otherwise expressly provided herein) shall any person (including but not limited to Trustee) have any right of set-off or counter claim with respect to Trust assets arising from any claim against RJRN or any of its affiliates.


Section 3.        Investment Authority.

                  (a) In no event may Trustee invest in securities (including stock or rights to acquire stock) or obligations issued by RJRN or any parent or subsidiary other than a de minimus amount held in common investment vehicles in which Trustee invests. Subject to Section 3(b), all rights associated with assets of the Trust shall be exercised by Trustee or the person designated by Trustee, and shall in no event be exercisable by or rest with Trust beneficiaries.

         (b) Trustee shall have the power in investing and reinvesting the Trust in its sole discretion as follows:

                           (1) To invest and reinvest, directly or indirectly, in cash equivalents including, but not limited to, U.S. Treasury Securities or other U.S. Government obligations, A-1/P-1 commercial paper (including commercial paper available through Trustee's Trust Department), certificates of deposit issued by financial institutions with short-term individual ratings of "B" or better by IBCA or BankWatch (including certificates issued by Trustee in its corporate capacity) and similar securities with a maturity of less than one year issued by financial institutions with short-term individual ratings of "B" or better by IBCA or BankWatch; provided, that (except for U.S. Government obligations) no more than 10% of the trust assets may be held in the securities of any single issuer. The Trustee may invest in common funds or mutual funds which meet the requirements set forth above, including such funds maintained by Trustee. Short-term investments may be made in cash, sweep or mutual funds.

                           (2) To retain any property at any time received by Trustee;

                           (3) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

                           (4) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;

                           (5) To deposit any property held by it with any protective, reorganization or similar committee of the issuer of any investment, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

                  (6) To extend the time of payment of any obligation held by it;

                           (7) To hold in short-term cash or money market instruments or uninvested any moneys received by it, without liability for interest thereon, but only in anticipation of payments due for investments, reinvestments, expenses or disbursements;

                           (8) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

                           (9) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

                           (10) To employ suitable contractors and counsel, who may be counsel to RJRN or RJR or to Trustee, and to pay their reasonable expenses and compensation from the Trust to the extent not paid by RJRN or RJR;

                           (11) To register investments in its own name or in the name of a nominee; to hold any investment in bearer form; and to combine certificates representing securities with certificates of the same issue held by it in other fiduciary capacities or to deposit or to arrange for the deposit of such securities with any depository, even though, when so deposited, such securities may be held in the name of the nominee of such depository with other securities deposited therewith by other persons, or to deposit or to arrange for the deposit of any securities issued or guaranteed by the United States government, or any agency or instrumentality thereof, including securities evidenced by book entries rather than by certificates, with the United States Department of the Treasury or a Federal Reserve Bank, even though, when so deposited, such securities may not be held separate from securities deposited therein by other persons; provided, however, that no securities held in the Trust shall be deposited with the United States Department of the Treasury or a Federal Reserve Bank or other depository in the same account as any individual property of the Trustee, and provided, further, that the books and records of the Trustee shall at all times show that all such securities are part of the Trust;

                           (12) To settle, compromise or submit to arbitration any investment-related claims, debts or damages due or owing to or from the Trust, respectively, to commence or defend such suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all such suits or legal proceedings in any court or before any other body or tribunal; provided, however, that Trustee shall not be required to take any such action unless it shall have been indemnified by RJRN to its reasonable satisfaction against liability or expenses it might incur therefrom;

                           (13) To hold and retain policies of life insurance, annuity contracts, and other property of any kind which policies are contributed to the Trust by RJRN or any subsidiary of RJRN or are purchased by Trustee;

                           (14) To hold any other class of assets which may be contributed by RJRN or any subsidiary of RJRN and that is deemed reasonable by the Trustee, unless expressly prohibited herein;

                           (15) To loan any securities at any time held by it to brokers or dealers upon such security as may be deemed advisable, and during the terms of any such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

                           (16) Generally, to do all acts, whether or not expressly authorized, that Trustee may deem necessary or desirable for the protection of the Trust assets.

                  (c) Trustee shall have the sole and absolute discretion in the management of the Trust assets and shall have all the powers set forth under Section 3(b). In investing the Trust assets, Trustee shall consider:

                  (1) the need for matching of the Trust assets with the Payments; and

                  (2) the duty of Trustee to act solely in the best interests of Trust beneficiaries.

                  (d) Trustee shall have the right, in its sole discretion, to delegate its investment responsibility to an investment manager who may be an affiliate of Trustee. In the event Trustee shall exercise this right, Trustee shall remain, at all times responsible for the acts of such investment manager. Trustee shall have the right to purchase one or more insurance policies or annuities to fund the Payments.


Section 4.        Disposition of Income.

During the term of this Trust, all income received by the Trust, net of expenses, taxes and Payments, shall be accumulated and reinvested and added to principal whenever convenient.


Section 5.        Accounting by Trustee.

Trustee shall keep accurate and detailed records of all investments, receipts, disbursements, and all other transactions required to be made, including such specific records as shall be agreed upon in writing between RJRN and Trustee. Within forty-five (45) days following the close of each calendar year and within forty-five (45) days after the removal or resignation of Trustee, Trustee shall deliver to RJRN a written account of its administration of the Trust during such year or during the period from the close of the last preceding year to the date of such removal or resignation, setting forth all investments, receipts, disbursements and other transactions effected by it, including a description of all securities and investments purchased and sold with the cost or net proceedings of such purchases or sales (accrued interest paid or receivable being shown separately), and showing all cash, securities and other property held in the Trust at the end of such year or as of the date of such removal or resignation, as the case may be. RJRN may approve such account by an instrument in writing delivered to Trustee. In the absence of RJRN's filing with Trustee objections to any such account within ninety (90) days after its receipt, RJRN shall be deemed to have so approved such account. In such case, or upon the written approval by RJRN of any such account, Trustee shall, to the extent permitted by law, be discharged from all liability to RJRN for its acts or failures to act described by such account. The foregoing, however, shall not preclude Trustee from having its accounting settled by a court of competent jurisdiction.


Section 6.        Responsibility of Trustee.

                  (a) Trustee shall act solely in the best interests of Trust beneficiaries and shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims. Except as otherwise provided in this Trust Agreement, in the event of a dispute involving the Trust, Trustee may apply to a court of competent jurisdiction to resolve the dispute.

                  (b) If Trustee undertakes or defends any litigation arising in connection with this Trust, RJRN agrees to indemnify Trustee against Trustee's costs and expenses (including, without limitation, attorneys' fees and expenses) relating thereto and to be primarily liable for such payments. If RJRN does not pay such costs and expenses in a reasonably timely manner, Trustee may obtain payment from the Trust.

                  (c) Trustee may consult with legal counsel (who may also be counsel for RJRN, RJR or Trustee) with respect to any of its duties or obligations hereunder.

                  (d) Trustee may hire custodians, agents, accountants, actuaries, investment advisors, financial consultants or other professionals to assist it in performing any of its duties or obligations hereunder and may reasonably rely on any determinations made by such agents and information provided to it by RJRN, RJR or their subsidiaries.

                  (e) Trustee shall have, without exclusion, all powers conferred on trustees by applicable law, unless expressly provided otherwise herein, provided, however, that if an insurance policy is held as an asset of the Trust, Trustee shall have no power to name a beneficiary of the policy other than the Trust, to assign the policy (as distinct from conversion of the policy to a different form) other than to a successor Trustee, or to loan to any person the proceeds of any borrowing against such policy.

                  (f) Notwithstanding any powers granted to Trustee pursuant to this Trust Agreement or under applicable law, Trustee shall not have any power that could give this Trust the objective of carrying on a business and dividing the gains therefrom, within the meaning of section 301.7701-2 of the Procedure and Administrative Regulations promulgated pursuant to the Internal Revenue Code.

                  (g) RJRN shall indemnify Trustee from and against any and all claims, demands, losses, damages, expenses (including, by way of illustration and not limitation, reasonable attorneys' fees and other legal and litigation costs), judgments and liabilities arising from, out of, or in connection with the administration of the Trust, except when determined to be due to Trustee's negligence or willful misconduct.


Section 7.        Compensation and Expenses of Trustee.

Trustee's compensation is set forth on Appendix C to this Trust Agreement. RJRN shall pay all administrative and Trustee's fees and expenses. If not so paid, the fees and expenses shall be paid from the Trust.


Section 8.        Resignation and Removal of Trustee.

                  (a) The trustee from time to time acting hereunder may only be removed upon the written action of RJRN with the written consent of a majority of Trust beneficiaries.

                  (b) If any trustee hereunder is removed, RJRN shall, prior to the effective date of such removal and subject to the written consent of a majority of Trust beneficiaries, apply to a court of competent jurisdiction for the appointment of a bank or trust company having trust powers or other party having corporate trust powers under state law (a "Corporate Successor") as successor trustee hereunder, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets and the right to compensation as set forth in Appendix C.

         (c) Any trustee hereunder may resign only after the effective appointment of a successor Trustee. If any trustee hereunder resigns, such trustee shall, prior to the effective date of such trustee's resignation, appoint a Corporate Successor acceptable to a majority of the Trust beneficiaries to replace such trustee upon such resignation. The appointment shall be effective when accepted in writing by the successor trustee, who shall have all of the rights and powers of the former trustee, including ownership rights in the Trust assets and the right to compensation as set forth in Appendix C. The former trustee shall execute any instrument necessary or reasonably requested by the successor trustee to evidence the transfer.

         (d) Upon resignation or removal of any trustee hereunder and appointment of a successor trustee, all assets shall subsequently be transferred to the successor trustee. The transfer shall be completed within sixty (60) days after the effective date of such resignation or removal.

                  (e) A successor trustee need not examine the records and acts of any prior trustee and may retain or dispose of existing Trust assets, subject to Sections 5 and 6 hereof. A successor trustee shall not be responsible for and RJRN shall indemnify and defend the successor trustee from any claim or liability resulting from any action or inaction of any prior trustee or from any other past event, or any condition existing at the time it becomes successor trustee.

                  (f) The compensation of any trustee from time to time acting hereunder may be changed by mutual agreement of such trustee, RJRN and a majority of the trust beneficiaries.


Section 9.        Amendment or Termination.

                  (a) This Trust Agreement may not be amended except pursuant to the unanimous written consent of RJRN and all Trust beneficiaries; provided, however, that in no event may this Trust Agreement be amended to provide for any payment to, or for the benefit of, RJRN, its parent or any of its subsidiaries.

                  (b) This Trust shall not terminate until the date on which all Trust assets have been applied to the Payments, provided, however, that:

                           (i) if at any time all Payments reflected on the then
                  current Payment Schedule have been made and the aggregate principal of the Trust together with any accrued income on hand is less than one hundred thousand dollars and zero cents ($100,000.00), this Trust shall terminate and the Trust assets, net of any fees and expenses in connection with such termination, shall be distributed to the RJR Nabisco Foundation; or

                           (ii) if this Trust shall be in existence on the date
                  which is twenty-one (21) years after the death of the last to die of the descendents of Joseph P. Kennedy who are living on the date hereof, then this Trust shall then terminate and all unpaid Payment amounts shown on the then current Payment Schedule (whether or not payment is then due) shall be paid to the designated Trust beneficiaries thereof who are then active employees of RJRN or its subsidiaries and, after such payments, the Trust assets (net of any fees and expenses in connection with such termination) shall be distributed to the RJR Nabisco Foundation.


Section 10.       Miscellaneous.

                  (a) Any provision of this Trust Agreement prohibited by law shall be ineffective to the extent of such prohibition, without invalidating the remaining provisions hereof.

                  (b) Payments to be recovered under this Trust Agreement may not be anticipated, assigned (either at law or in equity), alienated, pledged, encumbered or subjected to attachment, garnishment, levy, execution or other legal or equitable process.

         (c) This Trust Agreement shall be governed by and construed in accordance with the laws of North Carolina.

         IN WITNESS WHEREOF, this Trust Agreement has been executed on behalf of the parties hereto on the day and year first above written.

                                                     RJR Nabisco, Inc.



                                                     By:________________________


                                                     Wachovia Bank, N.A.



                                                     By:________________________

                                   APPENDIX A

                                    PAYMENTS


         Section 1. Introduction. This Appendix A to the Trust Agreement is intended to set forth the terms and conditions governing the Payments identified in the Payment Schedule included as Appendix B to the Trust Agreement. Appendix B identifies each employee Trust beneficiary ("Employee") and indicates the amounts payable as Payments in respect of each Employee.

         Section 2. Conditions for Payment.

(a) Except as otherwise provided in this Section 2, payment will be made to an Employee (or to the personal representative of such Employee's estate) on the Payment Date identified for such Employee on the Payment Schedule (the "Payment Date") in the amount identified for such Employee on the Payment Schedule, provided that the Employee remains actively employed by RJRN, RJR or any of their subsidiaries (the "Employer") until the Payment Date.

(b) If, prior to an Employee's Payment Date, such Employee's employment is terminated as a result of death or permanent disability (as defined in RJRN's long-term disability plan for salaried employees), Payment shall be made to or in respect of such Employee as soon as practicable following such termination. In such event, the Payment will be equal to the Payment amount set forth on the Payment Schedule for such Employee.

(c) If, prior to an Employee's Payment Date, such Employee's employment is involuntarily terminated by the Employer without Cause (as defined below), a pro-rata Payment shall be made to or in respect of such Employee as soon as practicable following such termination. In such event, the pro-rata Payment will be equal to the product of (i) the Payment amount set forth on the Payment Schedule for such Employee and (ii) a fraction, the numerator of which is number of days between the beginning of the Retention Period identified for such Employee on the Payment Schedule and the Employee's Severance Date (as defined below) and the denominator of which is the number of days in such Retention Period. Notwithstanding the foregoing, in the event that such involuntary termination occurs following a Change of Control (as defined below) the Payment will be equal to the full Payment amount set forth on the Payment Schedule for such Employee.

(d) If the Employee's employment is terminated for any other reason, the Payment for such Employee shall be forfeited.

(e) For purposes of this Appendix A, the following terms shall have the meanings set forth below:

         (i) "Cause" shall be defined as such term is defined in the Employee's employment or severance agreement. Copies of such Employee's employment or service agreements shall be provided to the Trustee upon reasonable request. If the Employee does not have an employment or severance agreement which defines the term "Cause", employment shall be deemed to have been terminated for "Cause" if the termination results from the Employee's (a) criminal conduct, (b) deliberate continual refusal to perform employment duties on substantially a full time basis, (c) deliberate and continued refusal to act in accordance with any specific lawful instructions of an authorized officer or more senior employee, or (d) deliberate misconduct which could be materially damaging to the Employer or any of its business operations without a reasonable good faith belief by the Employee that such conduct was in the best interests of the Employer. A termination of employment shall not be deemed for Cause hereunder unless the senior personnel executive of the Employer shall confirm that any such termination is for Cause as defined hereunder. Any voluntary termination by the Employee in anticipation of an involuntary termination of employment for Cause, shall be deemed to be a termination of employment for Cause. In addition, for an Employee in Grade Level "E" or higher, a termination with Good Reason (as defined below) shall be deemed to be a termination without Cause.

         (ii) "Change of Control" shall be defined as such term is defined in the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan as in effect on the date hereof, except that for purposes of this Appendix A, the term "RJRN" (as used in such definition) shall include RJR Nabisco Holdings Corp., RJR Nabisco Inc. and R.J. Reynolds Tobacco Company. A copy of this definition shall be provided to the Trustee upon execution of the Trust Agreement.

"Good Reason" shall be defined as such term is defined in the Employee's employment or severance agreement. Copies of such Employee's employment or service agreements shall be provided to the Trustee upon reasonable request. If the Employee does not have an employment or severance agreement which defines the term ""Good Reason", employment shall be deemed to have been terminated with Good Reason if the termination results from any of the following:

                  (A) A material reduction in the Employee's duties, a material diminution in the Employee's position or a material adverse change in the Employee's reporting relationship;

         (B) A material reduction in the Employee's pay, grade or bonus opportunity as in effect from time to time during the term of this Agreement;

                  (C) The failure to continue in effect the RJR Nabisco Holdings Corp. 1990 Long Term Incentive Plan ("LTIP"), unless an equitable arrangement (embodied in an ongoing substitute or alternative plan providing the Employee with substantially similar benefits) has been made with respect to such plan, or the failure to continue the Employee's participation therein on substantially the same basis, both in terms of the amount of benefits provided and the level of participation relative to other participants, as exists on the date hereof; or

                  (D) Requiring the Employee to be based at any office or location more than 50 miles from the office or location at which the Employee is based on the date hereof, except for travel reasonably consistent with the Employee's travel requirements as of the date hereof.


(iv) "Severance Date" means termination from active employment; it does not mean the termination of pay and benefits at the end of a period of salary continuation (or other form of severance pay or pay in lieu of salary).

         Section 3. Payment.

(a) On each Payment Date, Trust assets shall be applied to satisfy fully Payments payable on such Payment Date to or in respect of Employees.

(b) If, on any Payment Date, the assets of the Trust are insufficient to satisfy fully Payments payable to Employees on such Payment Date, then the assets of the Trust shall be paid to or in respect of such Employees in proportion to the Payment amounts payable on such Payment Date. Upon making such partial Payments, the obligation to pay the balance of such Payments to Employees on such Payment Date and the obligation to pay the entire amount due Employees on subsequent Payment Dates shall lapse.

         (c) No Payment shall be made until all Payments having an earlier Payment Date have been paid in full.

Section 4.        Modifications to Payment Schedule.

As contemplated by Section 2(a) of the Trust Agreement, RJRN may deliver to Trustee updated Payment Schedules from time to time; provided, however, that modifications may be made only to provide for new Payments for existing or new Trust beneficiaries, in either case having a Payment Date later than the latest Payment Date on the existing Payment Schedule. In no event may a Payment Schedule be modified to eliminate a Trust beneficiary or to change the amount of, or postpone, a Payment for any Trust beneficiary.

                                   APPENDIX C

SCHEDULE OF FEES  PAYABLE PURSUANT TO SECTION 7



                                                     Market Value                       Rate per $1,000
                                                     ------------                       ---------------

Ad Valorem Charges               First             $       500,000                         $   5.00
except as noted below

                                 Next                    1,500,000                             2.60

                                 Next                    8,000,000                             1.40

                                 Next                   40,000,000                              .50

                                 Next                   50,000,000                              .40

                                 Over                  100,000,000                              .30


Consideration will be given for other trusts established by RJRN, its parent and subsidiaries. Additional fees are charged for tax reporting, tax preparation, wire transfers and payments. As provided in Section 7, expenses, including but not limited to custodian fees and attorney fees, will be recovered in addition to the fees quoted above. Fees charges for investment of assets are separate from the above fees and shall be changed in accordance with the current schedule of fees in place for such investment.